                                    AIM FUNDS

                     TRUSTEE DEFERRED COMPENSATION AGREEMENT

          AGREEMENT, made on this __ day of _______, 20__, by and between the registered open-end management investment companies contained in the AIM Funds Complex listed on Appendix A hereto (each, a "Fund"), and __________________________________________________________ (the "Trustee")
residing at ___________________________________________________.

          WHEREAS, the Trustee serves as a Trustee of the Funds; and

          WHEREAS, the Funds and the Trustee have previously entered into an additional agreement whereby the Funds provided to the Trustee a vehicle under which the Trustee deferred receipt of directors' fees payable by the Funds; and

          WHEREAS, the Funds and the Trustee now desire to amend and restate such agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the Funds and the Trustee hereby agree as follows:

1    DEFINITION OF TERMS AND CONSTRUCTION

     1.1 Definitions. Unless a different meaning is plainly implied by the context, the following terms as used in this Agreement shall have the following meanings:

          (a) "409A" shall mean section 409A of the Code, and any regulations adopted thereunder.

          (b) "AIM Funds Complex" means any two or more registered investment companies that (i) hold themselves out to investors as related companies for purposes of investment and investor services and
               (ii) have a common investment adviser or principal underwriter, or have as investment advisers or principal underwriters companies that are affiliated with each other.

          (c) "Beneficiary" shall mean such person or persons designated pursuant to Section 4.4 hereof to receive benefits after the death of the Director.

          (d) "Boards of Trustees" shall mean the respective Boards of Trustees of the Funds.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

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          (f)  "Compensation" shall mean the amount of trustees' fees paid by each of the Funds to the Trustee during a Deferral Year prior to reduction for Compensation Deferrals made under this Agreement.

          (g) "Compensation Deferral" shall mean the amount or amounts of the Trustee's Compensation deferred under the provisions of Section 2 of this Agreement.

          (h) "Deferral Accounts" shall mean the bookkeeping accounts maintained to reflect the Trustee's Compensation Deferrals made pursuant to Section 2 hereof (or pursuant to any prior agreement) and any other credits or debits thereto.

          (i) "Deferral Election Form" shall mean the form attached to this Agreement as Exhibit A, as modified from time to time.

          (j) "Deferral Year" shall mean each calendar year during which the Trustee makes, or is entitled to make, Compensation Deferrals under Section 2 hereof.

          (k) "Disability" shall mean a condition under which a Trustee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined pursuant to 409A.

          (l) "Fund" shall mean each series portfolio of any Trust for which the Trustee serves as Trustee that is part of the AIM Funds Complex.

          (m) "Hardship" shall mean any unforeseeable emergency resulting in a several financial hardship to the Trustee, as determined by the Plan Administrator or its delegatee in accordance with written Hardship Procedures adopted by the Boards of Trustees.

          (n) "Modification Form" shall mean the form attached to this Agreement as Exhibit B, as modified from time to time.

          (o) "Payment Date" shall mean the specified day on which payment of the Trustee's Deferral Account is to be made or commence. Payment actually made within the grace period permitted under 409A shall be deemed to be made on the applicable Payment Date.

          (p)  "Payment Form" shall mean the manner of payment as specified in
               Section 2.5.

          (q) "Plan Administrator" shall mean the Governance Committee of the Boards of Trustees, and any person designated by the Boards of Trustees of the Funds to administer the Funds' deferred compensation arrangements as


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               contemplated in this Agreement. The Governance Committee
               initially delegates the performance of obligations of the Plan Administrator under this Agreement to Invesco AIM Advisors, Inc., subject to oversight of the Governance Committee.

          (r) "Retirement" shall mean the date the Trustee ceases service as a Trustee of the Funds.

          (s) "Retirement Plan" shall mean the "AIM Funds Retirement Plan for Eligible Directors/Trustees."

          (t) "Valuation Date" shall mean the last business day of each calendar year and any other day upon which the Funds makes valuations of the Deferral Accounts.

     1.2 Plurals and Gender. Where appearing in this Agreement the singular shall include the plural and the masculine shall include the feminine, and vice versa, unless the context clearly indicates a different meaning.

     1.3 Directors and Trustees. Where appearing in this Agreement, "Director" shall also refer to "Trustee" and "Board of Directors" shall also refer to "Board of Trustees."

     1.4 Headings. The headings and sub-headings in this Agreement are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

     1.5 Separate Agreement for Each Fund. This Agreement is drafted, and shall be construed, as a separate agreement between the Trustee and each Fund.

2    PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED

     2.1 Commencement of Compensation Deferrals. The Trustee may elect, by completing the Deferral Election Form provided in Exhibit A and submitting the Deferral Election Form to the Plan Administrator, to commence Compensation Deferrals under Section 2.3 hereof.

     2.2 Termination of Deferrals. The Trustee shall not be eligible to make Compensation Deferrals after the date on which he ceases to serve as a Trustee of all of the Funds.

     2.3 Compensation Deferral Elections.

          (a) Before the first day of any Deferral Year, the Trustee may elect, on the Deferral Election Form attached as Exhibit A, to defer the receipt of all or a portion of the Trustee's Compensation for services performed during such Deferral Year; provided, however, that a Trustee newly appointed as Trustee to the Funds may make a deferral election with respect to Compensation payable for services to be performed after the election if


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               such new Trustee submits a Deferral Election Form to the Plan
               Administrator within 30 days of commencing service as a Trustee.

          (b) Any Deferral Election Form must set forth in writing the following information:

               (i) the percentage amount of the Trustee's desired Compensation Deferral;

               (ii) the Payment Date for the Trustee's Deferral Account, from among the options provided in Section 2.4; and

               (iii) the Payment Form for the Trustee's Deferral Account, from among the options provided in Section 2.5.

          (c) Compensation Deferrals shall continue in effect for all subsequent Deferral Years, unless modified (including to zero) as provided below.

          (d) Compensation Deferrals shall be withheld from each payment of Compensation by the Funds to the Trustee based upon the percentage amount elected by the Trustee under this Section 2.3.

          (e) The Trustee may modify the amount of his Compensation Deferrals on a prospective basis by submitting to the Plan Administrator a Modification Form, which will apply, with respect to the percentage amount of the deferral, as of the first day of the next Deferral Year that begins after the date the Modification Form revision is received by the Plan Administrator.

          (f) When the deadline for making a Deferral Election expires, elections made with respect to such Deferral Year shall be irrevocable.

     2.4 Payment Date.

          (a) A Trustee's Payment Date shall be the first day of the calendar quarter after one of the following (at the Trustee's election):

               (i)   a specified date;

               (ii)  the Trustee's termination of service as a Trustee;

               (iii) the earlier of (a) or (b); or

               (iv)  the later of (a) or (b).

          (b) Limitation. The Trustee shall select a Payment Date (or extended Payment Date) that is no sooner than the earlier of (i) the January 1 that follows the second anniversary of the Participant's initial deferral election


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               made pursuant to Section 2.3 or (ii) the January 1 of the year after the Participant's Retirement.

          (c) If a Trustee fails to elect a Payment Date, the Trustee shall be deemed to have selected the Trustee's termination of service as a Trustee (Section 2.4(a)(i) above).

     2.5 Payment Form. A Trustee may elect one of the following Payment Forms:

          (a)  lump sum; or

          (b)  quarterly payments over a period of five or ten years.

     If a Trustee fails to elect a Payment Form, the Trustee shall be deemed to have selected (a) above. For purposes of 409A, each installment under (b) above shall be considered a separate payment.

     2.6 Amounts deferred prior to January 1, 2009 shall be paid in accordance with previously submitted Payment Date and Payment Form elections (except as effectively modified pursuant to transition relief under Notices 2005-1 and 2007-86). Effective for Compensation Deferrals commencing on or after January 1, 2009, all compensation deferred under this Agreement shall be paid on the same Payment Date and in the same Payment Form.

     2.7 Modifications to Payment Date and Payment Form.

          (a) A Trustee may change the Payment Date or Payment Form for payment of the Trustee's Compensation Deferrals by submitting a Modification Form to the Plan Administrator. Changes to Payment Date or Payment Form will be applied so long as:

               (i)  Such changes:

                    (1) the Modification Form provides for a new Payment Date that is at least five years later than the original Payment Date;

                    (2) the Modification Form is submitted to the Plan Administrator at least twelve months prior to the original Payment Date; and

                    (3) the Modification Form has been in place for at least twelve months before payment would have been due under the prior Deferral Election Form; and

               (ii) payment in accordance with the changes would not violate
                    409A.


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          (b)  If the provisions of this Section 2.7 are not satisfied, then the
               Plan Administrator shall make payments in accordance with the previously effective Deferral Election Form or previously effective Modification Form, if any.

3    MAINTENANCE OF DEFERRAL ACCOUNTS; VALUATION

     3.1 Deferral Accounts. Each Fund shall establish one or more bookkeeping Deferral Accounts to which will be credited an amount equal to the Trustee's Compensation Deferrals under this Agreement made with respect to Compensation earned from each such Fund. Compensation Deferrals shall be allocated to the Deferral Accounts on the first business day following the date such Compensation Deferrals are withheld from the Trustee's Compensation. Compensation Deferrals in consecutive years shall be allocated to a single Deferral Account for each Trustee. As of the date of this Agreement, the Deferral Accounts also shall be credited with the amounts credited to the Trustee under each other outstanding elective deferred compensation agreement entered into by and between the Funds and the Trustee which is superseded by this Agreement pursuant to Section 6.11 hereof. The Deferral Accounts shall be debited to reflect any distributions from such Accounts. Such debits shall be allocated to the Deferral Accounts as of the date such distributions are made.

     3.2 Valuation. As of each Valuation Date, income, gain and loss equivalents (determined as if the Deferral Accounts are invested in the manner set forth under Section 3.3, below) attributable to the period following the next preceding Valuation Date shall be credited to and/or deducted from the Trustee's Deferral Accounts.

     3.3 Investment of Deferral Account Balances.

          (a)  Investment Designations.

               (i) The Trustee may designate, from various options made available by the Funds, the investment media in which all or part of his Deferral Accounts shall be deemed to be invested.

               (ii) All Deferral Accounts of the Trustee shall be subject to the same investment designations and such investment designations shall apply to all compensation deferred with respect to any deferral year.

               (iii) The Trustee shall make one or more deemed investment designations on the Investment Designation Form provided by the Plan Administrator (a copy of which is attached as Exhibit C) which shall remain effective until another valid direction has been made by the Trustee as herein provided. The Trustee may amend his deemed investment designations by giving written direction to the Plan Administrator in such manner and at such time as the Funds may permit, but no more frequently than quarterly on thirty (30) days' notice prior to the end of a calendar quarter. A timely


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

                     change to a Trustee's deemed investment designations shall become effective as soon as practicable following receipt by the Plan Administrator.

               (iv) The investment media deemed to be made available to the Trustee, and any limitations on the maximum or minimum percentages of the Trustee's Deferral Accounts that may be invested any particular medium, shall be the same as from time-to-time communicated to the Trustee by the Plan Administrator.

          (b) Except as provided below, the Trustee's Deferral Accounts shall be deemed to be invested in accordance with the Trustee's investment designations, provided such designations conform to the provisions of this Section 3.3. If -

               (i) the Trustee does not furnish the Plan Administrator with complete, written investment instructions, or

               (ii) the written investment instructions from the Trustee are unclear,

               then the Trustee's election to make Compensation Deferrals hereunder shall be held in abeyance and have no force or effect until such time as the Trustee shall provide the Plan Administrator with complete investment instructions. Notwithstanding the above, the Boards of Trustees, in their sole discretion, may disregard the Trustee's election and determine that all Compensation Deferrals shall be deemed to be invested in a Fund determined by the Boards of Trustees. If any fund in which any portion of the Trustee's Deferral Accounts is deemed to be invested ceases to exist, such portion of the Trustee's Deferral Accounts thereafter shall be held in the successor to such Fund, subject to subsequent deemed investment elections. The Funds shall provide an annual statement to the Trustee showing such information as is appropriate, including the aggregate amount in the Deferral Accounts, as of a reasonably current date.

4    DISTRIBUTIONS FROM DEFERRAL ACCOUNTS

     4.1 Payment Date and Form. Except as otherwise provided in this Agreement, payment to the Trustee will be made on the Payment Date he or she has elected on the Deferral Election Form.

     4.2 Disability or Death of a Trustee.

          (a) If a Trustee suffers a Disability, then the balance of the Trustee's Deferral Account shall be distributed to the Trustee in a single payment within 90 days after the Trustee's Disability is determined to have occurred (in accordance with 409A and regulations thereunder).


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          (b)  Upon the death of a Trustee, payment of the balance of the
               Trustee's Deferral Account shall be made

               (i) in accordance with the Payment Date and Payment Form designations submitted by the Trustee pursuant to Sections
                    2.4 and 2.5; or

               (ii) if the Trustee has so elected, in a lump sum within 90 days after the Trustee's death (provided that such election must have been made by December 31, 2008 and at least 12 months prior to the Trustee's death to be relied upon for payment under this Section 4.2).

     4.3 Liquidation or Dissolution. In the event of the liquidation, dissolution or winding up of a Fund or the distribution of all or substantially all of a Fund's assets and property relating to one or more series of its shares to the shareholders of such series (for this purpose a sale, conveyance or transfer of a Fund's assets to a trust, partnership, association or corporation in exchange for cash, shares or other securities with the transfer being made subject to, or with the assumption by the transferee of, the liabilities of the Fund shall not be deemed a termination of the Fund or such a distribution), all unpaid balances of the Deferral Accounts related to such Fund as of the effective date thereof shall be paid in a lump sum on such effective date

     4.4 Designation of Beneficiary. Each Trustee shall designate one or more Beneficiaries as indicated on Exhibit D hereto, and shall submit such Beneficiary Designation Form to the Plan Administrator. Payment shall be made to the Trustee's designated Primary Beneficiary; if no Primary Beneficiary survives Trustee, then payment shall be made to Trustee's Secondary Beneficiary; if no Primary or Secondary Beneficiary survives Trustee, then payment shall be made to Trustee's estate. If no Beneficiary is designated, the Trustee shall be deemed to have designated the Trustee's estate.

     4.5 Unforeseeable Emergency. If a Trustee experiences a Hardship, the Plan Administrator may distribute to the Trustee a portion of the Trustee's Account that does not exceed the amount necessary to satisfy such Hardship plus the amount necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Trustee's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). An accelerated payment in accordance with this Section
     4.5 shall be requested in writing by the Trustee and approved by the Plan Administrator in accordance with written Hardship Procedures adopted by the Board of Trustees.

     4.6 Payments Due Missing Persons. The Funds shall make a reasonable effort to locate all persons entitled to benefits under this Agreement. However, notwithstanding any provisions of this Agreement to the contrary, if, after a period of five (5) years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under this Agreement shall stand suspended. Before this provision becomes operative, the Funds shall send a certified letter to all such persons to their last known address advising them that their benefits under this Agreement shall be suspended. Any such suspended amounts shall be held by the Funds for a period of three (3) additional years (or a total of eight (8) years from the time the benefits first become payable) and thereafter, if unclaimed, such amounts shall be forfeited.

5    AMENDMENTS AND TERMINATION

     5.1 Amendments.

          (a) The Funds and the Trustee may, by a written instrument signed by, or on behalf of, such parties, amend this Agreement at any time and in any manner that complies with applicable law including 409A.

          (b) The Funds reserve the right to amend, in whole or in part, and in any manner, any or all of the provisions of this Agreement by action of their Boards of Trustees for the purposes of complying with any provision of the Code or any other technical or legal requirements, provided that:

               (i) No such amendment shall make it possible for any part of the Trustee's Deferral Account to be used for, or diverted to, purposes other than for the exclusive benefit of the Trustee or the Trustee's Beneficiaries, except to the extent otherwise provided in this Agreement; and

               (ii) No such amendment may reduce the amount of the Trustee's
                    Deferral Account as of the effective date of such amendment.

     5.2 Termination. To the extent permitted by, and in accordance with 409A, the Trustee and the Funds may, by written instrument signed by, or on behalf of, such parties, terminate this Agreement with respect to all of the Funds. Following a termination of this Agreement, Deferral Accounts shall continue to be maintained in accordance with the provisions of this Agreement until the time they are paid out. If a Fund obligated to pay deferred compensation to the Trustee under this Agreement is liquidated and ceases to exist (with no legal successor), then the portion of the Trustee's Deferral Account attributable to that Fund shall be paid to the Trustee in accordance with applicable law governing such liquidation.

6    MISCELLANEOUS.

     6.1 Rights of Creditors.

          (a) This Agreement is unfunded. Neither the Trustee nor any other persons shall have any interest in any specific asset or assets of any Fund or any Fund in the AIM Funds Complex by reason of any Deferral Accounts hereunder, nor any rights to receive distribution of any Deferral Accounts except and as to the extent expressly provided hereunder. The Funds shall


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               not be required to purchase, hold or dispose of any investments pursuant to this Agreement; however, if in order to cover their obligations hereunder the Funds elect to purchase any investments the same shall continue for all purposes to be a part of the general assets and property of the respective series of the Funds, subject to the claims of their general creditors and no person other than the Funds and their respective series shall by virtue of the provisions of this Agreement have any interest in such assets other than an interest as a general creditor.

          (b) This Agreement is made by and between the Trustee and each Fund, individually and not jointly. The rights of the Trustee and the Beneficiaries to the amounts held in the Deferral Accounts are separate unsecured general obligations of each of the Funds obligated to pay deferred compensation to the Trustee and shall be subject to the creditors of the respective Fund. The Plan Administrator shall maintain records that separately identify the obligation of each Fund under this Agreement.

          (c) This Agreement is executed on behalf of the Funds by an officer, or other representative, of the Funds as such and not individually. Any obligation of the Funds hereunder shall be an unsecured obligation of the Funds and not of any other person.

     6.2 Agents. The Funds may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as it deems necessary to perform their duties under this Agreement. The Funds shall bear the cost of such services and all other expenses they incur in connection with the administration of this Agreement.

     6.3 Liability and Indemnification. Except for their own gross negligence, willful misconduct or willful breach of the terms of this Agreement, the Funds shall be indemnified and held harmless by the Trustee against liability or losses occurring by reason of any act or omission of the Funds or any other person.

     6.4 Incapacity. If any officer, Trustee or other designated representative of the Funds shall receive evidence satisfactory to them that the Trustee or any Beneficiary entitled to receive any benefit under the Agreement is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Trustee or Beneficiary and that no guardian, committee or other representative of the estate of the Trustee or Beneficiary shall have been duly appointed, the Funds may make payment of such benefit otherwise payable to the Trustee or Beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

     6.5 Cooperation of Parties. All parties to this Agreement and any person claiming any interest hereunder agree to perform any and all acts and execute any and all


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     documents and papers which are necessary or desirable for carrying out this
     Agreement or any of its provisions.

     6.6 Governing Law. This Agreement is made and entered into in the State of Texas and all matters concerning its validity, construction and administration shall be governed by the internal laws of the State of Texas.

     6.7 No Guarantee of Trusteeship. Nothing contained in this Agreement shall be construed as a contract or guarantee of the right of the Trustee to be, or remain as, a trustee of any of the Funds or to receive any, or any particular rate of, Compensation from any of the Funds.

     6.8 Counsel. The Funds may consult with legal counsel with respect to the meaning or construction of this Agreement, their obligations or duties hereunder or with respect to any action or proceeding or any question of law, and they shall be fully protected with respect to any action taken or omitted by them in good faith pursuant to the advice of legal counsel.

     6.9 Spendthrift Provision. The Trustee's and Beneficiaries' interests in the Deferral Accounts may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment and any attempt to do so by any person shall render the Deferral Accounts immediately forfeitable.

     6.10 Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by any nationally recognized overnight delivery service providing for a signed return receipt, addressed to the Trustee at the home address set forth in the Funds' records and to the Funds at the address set forth on the first page of this Agreement, provided that all notices to the Funds shall be directed to the attention of the Plan Administrator or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     6.11 Entire Agreement. This Agreement contains the entire understanding between the Funds and the Trustee with respect to the payment of non-qualified elective deferred compensation by the Funds to the Trustee. Effective as of the date hereof, this Agreement replaces, and supersedes, all other non-qualified elective deferred compensation agreements by and between the Trustee and the Funds.

     6.12 Interpretation of Agreement. Interpretations of, and determinations (including factual determinations) related to, this Agreement made by the Funds in good faith, including any determinations of the amounts of the Deferral Accounts, shall be conclusive and binding upon all parties; and the Funds shall not incur any liability to the Trustee for any such interpretation or determination so made or for any other action taken by it in connection with this Agreement in good faith. This Agreement shall be interpreted, whenever possible, in a manner that conforms with 409A.

     6.13 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Funds and their successors and assigns and to the Trustee and his or her heirs, executors, administrators and personal representatives.

     6.14 Severability. In the event any one or more provisions of this Agreement are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

     6.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        The Funds


                                        By:
------------------------------------        ------------------------------------
Witness                                 Name:
                                        Title:


------------------------------------    ----------------------------------------
Witness                                 Trustee

                                   APPENDIX A

     For the purposes of the Deferred Compensation Agreement "AIM Funds" shall mean each of the regulated investment companies constituting classes or series of shares of the following entities:

                      AIM CORE ALLOCATION PORTFOLIO SERIES

                           AIM COUNSELOR SERIES TRUST

                                AIM EQUITY FUNDS

                                 AIM FUNDS GROUP

                                AIM GROWTH SERIES

                         AIM INTERNATIONAL MUTUAL FUNDS

                              AIM INVESTMENT FUNDS

                         AIM INVESTMENT SECURITIES FUNDS

                                AIM SECTOR FUNDS

                              AIM TAX-EXEMPT FUNDS

                          AIM TREASURER'S SERIES TRUST

                          SHORT-TERM INVESTMENTS TRUST

                                                                       EXHIBIT A

                                    AIM FUNDS

                     TRUSTEE DEFERRED COMPENSATION AGREEMENT

                             DEFERRAL ELECTION FORM

          With respect to the Trustee Deferred Compensation Agreement (the "Agreement") dated as of December 31, 2008 by and between the undersigned and the AIM Funds, I hereby make the following Deferral Election:

I.   DEFERRAL OF COMPENSATION

     Starting with Compensation to be paid to me with respect to services provided by me to the AIM Funds for the next Deferral Year commencing January 1, 20__ [insert year] or, if I am a newly appointed Trustee, within 30 days of my appointment to the Board of Trustees, I hereby elect that _______________ percent (_______%) of my Compensation (as defined under the Agreement) be reduced and that the Fund establish and maintain a Deferral Account in accordance with the Agreement.

     I UNDERSTAND THAT THIS ELECTION WILL REMAIN IN EFFECT WITH RESPECT TO COMPENSATION I EARN IN SUBSEQUENT YEARS UNLESS I MODIFY OR REVOKE IT BY SUBMITTING A MODIFICATION FORM. I understand that any Modification Form will be effective only prospectively and will become effective as to Compensation I earn in the calendar year that begins after the Modification Form is received by the Plan Administrator.

II.  PAYMENT DATE ELECTION

     I hereby designate the first day of the calendar quarter following the designated event below as my Payment Date for the amounts credited to my Deferral Account pursuant to the Agreement [place an "X" preceding your choice and fill in the missing information, as applicable]:

     ____ (a) ___________ 1, _____. [Insert any date at least two years after this deferral election is made]

     ____ (b) Termination of my services as a Trustee with respect to all Funds.

     ____ (c) The LATER of (a) ______________ 1, _____ [fill in month and year from (a) above] or (b) termination of my service as a Trustee with respect to all Funds.

     ____ (d) The EARLIER of (a) _____________ 1, _____ [fill in month and year from (a) above] or (b termination of my service as a Trustee with respect to all Funds.

     Note: administrative delays in making the actual payment consistent with 409A will not affect the Payment Date.


                                    Page A-1

     I understand that any future decision I make to change the Payment Date of amounts already deferred must be made at least 12 months before the scheduled payment date and must defer payment for at least five years after the amount would otherwise have been paid. Notwithstanding any statement to the contrary in the Agreement, amounts deferred cannot be paid to me or on my behalf prior to the Payment Date elected herein except on account of Hardship.

III. PAYMENT FORM ELECTION

     I hereby designate one of the following as my Payment Method for the amounts credited to my Deferral Account pursuant to the Agreement [place an "X" preceding your choice and fill in the missing information, as applicable]:

     ____ A lump sum payment.

     ____ Quarterly installments for a period of ____ [pick either 5 or 10] years.

     I understand that for purposes of modifications to payment form, each installment stands alone (e.g., to change installments to a lump sum, the lump sum must be deferred to five years after the last installment payment would have been made).

IV.  DEATH BENEFIT PAYMENT DATE AND FORM

                         If I die before I have received the entire amount
                         credited to my Deferral Account, I elect to have the
     -----------------   balance of my Deferral Account paid to my beneficiar(y)
        [Sign here]      (ies) in a LUMP SUM within 90 days following my death.

     I understand that if I do not make this election, then any amount credited to my Deferral Account at the time of my death will be paid to my designated beneficiary at the same time, for the same (remaining) period and in the same amount as would have been paid to me had I lived to receive my Deferral Accounts in full.

     I UNDERSTAND THAT THIS ELECTION IS IRREVOCABLE.

V.   REPRESENTATIONS OF TRUSTEE

     I understand that the amounts credited to my Deferral Account remain the general assets of the AIM Funds and that, with respect to the payment of such amounts, I am merely a general creditor of the AIM Funds. I may not sell, encumber, pledge, assign or otherwise alienate the amounts credited to my Deferral Account.

                            [continued on next page]


                                    Page A-2

     I hereby agree that the terms of the Agreement, as effective as of December 31, 2008, are incorporated herein and are made a part hereof.

Dated: ___________

TRUSTEE:                                RECEIVED:


-------------------------------------   ----------------------------------------
                                        AIM Funds


                                        By:
                                            ------------------------------------
                                        Date:
                                              ----------------------------------


                                    Page A-3

                                                                       EXHIBIT B

                                    AIM FUNDS

                     TRUSTEE DEFERRED COMPENSATION AGREEMENT

                                MODIFICATION FORM

          With respect to the Trustee Deferred Compensation Agreement (the "Agreement") dated as of December 31, 2008 by and between the undersigned and the AIM Funds, I hereby make the following modifications to my prior deferral elections:

I.   MODIFICATION OF DEFERRAL PERCENTAGE

     Starting with Compensation to be paid to me with respect to services provided by me to the AIM Funds for the next Deferral Year commencing January 1, 20__ [insert year], I hereby elect that _______________ percent (_______%)(1) of my Compensation (as defined under the Agreement) be reduced and that the Fund establish and maintain a Deferral Account in accordance with the Agreement.

     I UNDERSTAND THAT THIS ELECTION WILL REMAIN IN EFFECT WITH RESPECT TO COMPENSATION I EARN IN SUBSEQUENT YEARS UNLESS I MODIFY OR REVOKE IT BY SUBMITTING A NEW MODIFICATION FORM. I understand that any Modification Form will be effective only prospectively and will become effective as to Compensation I earn in the calendar year that begins after the Modification Form is received by the Plan Administrator.

II.  MODIFICATION OF PAYMENT DATE

     I hereby modify my prior Payment Date and designate the first day of the calendar quarter following the event designated below as my new Payment Date for the amounts credited to my Deferral Account [place an "X" preceding your choice and fill in the missing information, as applicable]:

     ____ (a) ___________ 1, _____. [Select the first month in any calendar quarter, and insert any year at least five years after your previously designated date]

     ____ (b) Termination of my service as a Trustee with respect to all Funds.

     ____ (c) The LATER of (a) ______________ 1, _____ [fill in month and year from (a) above] or (b) termination of my service as a Trustee with respect to all Funds.

     ____ (d) The EARLIER of (a) _____________ 1, _____ [fill in month and year from (a) above] or (b) termination of my service as a Trustee with respect to all Funds.

----------
(1)  To stop deferrals of compensation, enter "zero" and "0" in these blanks.


                                    Page B-1

     Note:

     (i) Any change in Payment Date cannot accelerate a payment. If you have elected installment payments and would like to change to lump sum, your earliest payment date would be five years after the date the last installment payment would have been made.

     (ii) Any change in Payment Date must be received by the Plan Administrator at least 12 months before the payment would have otherwise been made and be effective for at least 12 months before payment is made. For example, if you elected a lump sum payment in July 2010, your Modification Form must be received by July 2009.

     (iii) Any change in Payment Date must defer payment for at least five years after the amount would otherwise have been paid, interpreted in accordance with regulations adopted under 409A. For example, if you elected a lump sum in July 2010, you must defer the receipt of the payment until at least July 2015.

III. PAYMENT FORM ELECTION

     I hereby modify my Payment Form election and designate the following as my Payment Form for the amounts credited to my Deferral Account [place an "X" preceding your choice and fill in the missing information, as applicable]:

     ____ A lump sum payment.

     ____ Quarterly installments for a period of ____ [pick either 5 or 10] years.

     I understand that for purposes of modifications to the Payment Form, each installment stands alone (e.g., to change installments to a lump sum, the lump sum must be deferred to five years after the last installment payment would have been made). I understand that any future decision I make to change the Payment Form is subject to restrictions on acceleration and mandatory deferrals pursuant to applicable provisions of the Internal Revenue Code.

     Note: Please contact counsel to the Independent Trustees to confirm that your desired change in Payment Date or Payment Form will comply with 409A.

     I hereby agree that the terms of the Agreement, as effective as of December 31, 2008, are incorporated herein and are made a part hereof.

Dated: ___________

TRUSTEE:                                RECEIVED:


-------------------------------------   ----------------------------------------
                                        AIM Funds


                                        By:
                                            ------------------------------------
                                        Date:
                                              ----------------------------------


                                    Page B-2

                                                                       EXHIBIT C

                                    AIM FUNDS

                     TRUSTEE DEFERRED COMPENSATION AGREEMENT

                           INVESTMENT DESIGNATION FORM

          With respect to the Trustee Deferred Compensation Agreement (the "Agreement") by and between the undersigned and the AIM Funds:

     I hereby elect that my Deferral Account under the Agreement be considered to be invested as follows (in multiples of 10%) (TOTAL MUST EQUAL 100%):

NAME OF FUND                           %
------------                          --

___________________________________   __%
___________________________________   __%
___________________________________   __%
___________________________________   __%
___________________________________   __%
___________________________________   __%

     Apply these designations to:

     ____ NEWLY DEFERRED AMOUNTS(2) (amounts deferred after the date this form is received by AIM Funds) or

     ____ ALL AMOUNTS (a REBALANCING).(3)

     I acknowledge that I may change these Investment Designations quarterly upon 30 days notice, by submitting a new Investment Designation Form to the Plan Administrator. I also acknowledge that the Funds have reserved the right to disregard my Investment

----------
(2) If you select "newly deferred amounts", then from the date of the first payment to be deferred in the calendar quarter following receipt of the designation form, deferred amounts will be deemed invested in those Funds, but previously deferred amounts will continue to be deemed to be invested in accordance with your earlier designations.

(3) If you select "rebalancing," the entire amount standing credited to your account will be re-allocated in accordance with your new designations on the second business day of the calendar quarter following receipt of the designation form. Any newly deferred amounts will be deemed invested with these new designations from the date of the first payment to be deferred in the calendar quarter following receipt of the designation form.


                                    Page C-1

     Designations and consider my Deferral Account to be deemed to be invested in a fund of its choosing.

Dated: __________

TRUSTEE:                                RECEIVED:


-------------------------------------   ----------------------------------------
                                        AIM Funds


                                        By:
                                            ------------------------------------
                                        Date:
                                              ----------------------------------


                                    Page C-2

                                                                       EXHIBIT D

                                    AIM FUNDS

                     TRUSTEE DEFERRED COMPENSATION AGREEMENT

                          BENEFICIARY DESIGNATION FORM

          With respect to the Trustee Deferred Compensation Agreement (the "Agreement") by and between the undersigned and the AIM Funds:

     I hereby revoke any prior designation of beneficiary(ies) and make the following beneficiary designations:(4)

I.   Primary Beneficiary

     I hereby appoint the following as my Primary Beneficiary(ies) to receive at my death the amounts credited to my Deferral Account under the Agreement. If I am survived by more than one Primary Beneficiary, such Primary Beneficiaries shall share equally in such amounts unless I indicate otherwise on this form:

     NAME          SHARE               ADDRESS                RELATIONSHIP(5)
--------------   ---------   ---------------------------   ---------------------


II.  Secondary Beneficiary

     I hereby appoint the following as Secondary Beneficiary(ies) to receive death benefits under the Agreement if none of my Primary Beneficiaries survive me. If I am survived by more than one Secondary Beneficiary, such Secondary Beneficiaries shall share equally unless I indicate otherwise on this form:

     NAME          SHARE               ADDRESS                RELATIONSHIP(5)
--------------   ---------   ---------------------------   ---------------------


                            [continued on next page]

----------
(4)  A Trustee may designate any person or a Trust as a Beneficiary.

(5)  For aid in identification only.


                                    Page D-1

     I understand that (i) if none of my Primary or Secondary Beneficiaries survive me then payment will be made to my estate; and (ii) if I do not properly designate a Beneficiary, under the Agreement, I will be deemed to have designated my estate as my Primary Beneficiary.

     I understand that I may revoke or amend the above designations at any time. I further understand that if I am not survived by a Primary or Secondary Beneficiary, my Beneficiary shall be as set forth under the Agreement.

Dated: ___________

TRUSTEE:                                RECEIVED:


-------------------------------------   ----------------------------------------
                                        AIM Funds


                                        By:
                                            ------------------------------------
                                        Date:
                                              ----------------------------------


                                    Page D-2